Exhibit 99.1

LHC Group Announces Fourth Quarter and Year-End 2008 Results

Company Also Increases Guidance for 2009

LAFAYETTE, La.--(BUSINESS WIRE)--March 10, 2009--LHC Group, Inc. (NASDAQ: LHCG):

Highlights:

  Net service revenue of $111.5 million for fourth quarter and $383.3 million for year;
  Income from continuing operations of $10.9 million for fourth quarter and $30.7 million for year; and
  Diluted earnings per share from continuing operations of $0.60 for fourth quarter and $1.72 for year.

LHC Group, Inc. (NASDAQ: LHCG), one of the largest providers of home nursing services in the United States, announced today its financial results for the fourth quarter and year ended December 31, 2008.

Financial Results for the Fourth Quarter

  Net service revenue for the fourth quarter of 2008 increased 37.3% to $111.5 million compared with $81.2 million for the same period in 2007.
  Net income for the fourth quarter of 2008 totaled $10.5 million, or $0.58 per diluted share, compared with net income of $2.7 million, or $0.15 per diluted share, for the fourth quarter of 2007. Net income for the fourth quarter of 2008 includes a $357,000 after tax loss from discontinued operations, which resulted in a $0.02 decrease in earnings per share.
  Days sales outstanding, or DSO, for the three months ended December 31, 2008, was 51 days as compared with 73 days for the same three-month period in 2007.
  DSO, when adjusted for unbilled accounts receivables from acquisitions pending change of ownership processing by fiscal intermediaries, decreased to 50 days as compared with 63 days for the comparable period in 2007.

Financial Results for the Year

  Net service revenue for the year ended December 31, 2008, increased 28.6% to $383.3 million compared with $298.0 million in 2007.
  Net income for the year ended December 31, 2008, totaled $30.2 million, or $1.69 per diluted share, compared with net income of $19.6 million, or $1.10 per diluted share, for the year ended December 31, 2007. Net income for the year ended December 31, 2008, includes a $528,000 after tax loss from discontinued operations, which resulted in a $0.03 decrease in earnings per share.

In commenting on the results, Keith G. Myers, chief executive officer of LHC Group, said, “Without question, 2008 was a great year for LHC Group, and we are well positioned for continued growth and success in the future. As we look back on 2008 with an appropriate amount of satisfaction and congratulate our team on a job well done, we remain focused on our long-term goals and objectives. We are constantly reevaluating and reinventing ourselves by making the necessary investments in people and technology to become even more efficient and deliver even higher quality outcomes to every patient we serve.”

Guidance

The Company also announced that it is increasing its guidance for full-year 2009, which was initially announced on December 2, 2008. Full-year net service revenue is expected to be in the range of $480 million to $500 million as compared with the initial guidance of $450 million to $470 million. Fully diluted earnings per share is expected to be in the range of $2.00 to $2.10 as compared with the initial guidance of $1.90 to $2.00. The guidance does not take into account any future acquisitions or de novo locations.

Conference Call

LHC Group will conduct a conference call on Wednesday, March 11, 2009, beginning at 10:00 a.m. Eastern time. Speakers on the call will include Keith Myers, chief executive officer; John Indest, president and chief operating officer, Pete Roman, senior vice president and chief financial officer, and Don Stelly, senior vice president of operations. The toll-free number to call for this interactive teleconference is (877) 604-9674 (international callers should call 719-325-4861). A telephonic replay of the conference call will be available through midnight on Tuesday, March 17, 2009, by dialing (888) 203-1112 (international callers should call 719-457-0820) and entering confirmation number 6824424.

A live broadcast of LHC Group’s conference call will be available under the Investor Relations section of the Company’s website, www.lhcgroup.com, or at www.opencompany.info. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. is one of the largest providers of home nursing services in the United States providing quality cost effective healthcare services to patients within the comfort and privacy of their home or place of residence.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “expect,” “estimate” or similar expressions. These forward-looking statements include, among other things, statements regarding the company’s efficiency, improvement of quality outcomes for patients, and future financial performance. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include: changes in reimbursement, changes in government regulations or interpretation of government regulations, the company’s compliance with complex laws and regulations, the impact of declining worldwide economic conditions, changes in the company’s relationships with referral sources, increased competition for LHC Group’s services, increased competition for joint venture and acquisition candidates. LHC Group undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect LHC Group or cause actual results to differ materially from those anticipated in forward-looking statements are included in LHC Group’s Form 10-K for the year ended December 31, 2007, as amended, filed with the Securities and Exchange Commission.

LHC GROUP, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except share data) (unaudited)

	Dec. 31, 2008	Dec. 31, 2007
ASSETS

Current assets:
Cash	$3,511	$1,155
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $9,976 and $8,953, respectively	61,524	70,033
Other receivables	2,317	1,748
Amounts due from governmental entities	2,434	1,459
Total receivables, net	66,275	73,240
Deferred income taxes	4,959	2,946
Prepaid expenses and other current assets	6,464	5,656
Total current assets	81,209	82,997
Property, building and equipment, net	16,348	12,523
Goodwill	117,903	62,227
Intangible assets, net	24,644	14,055
Other assets	3,296	3,183
Total assets	$243,400	$174,985

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$15,422	$6,103
Salaries, wages and benefits payable	16,400	11,303
Amounts due to governmental entities	6,023	3,162
Income taxes payable	10,682	863
Current portion of capital lease obligations	75	88
Current portion of long-term debt	508	433
Total current liabilities	49,110	21,952
Deferred income taxes, less current portion	5,718	3,243
Capital lease obligations	50	63
Long-term debt, less current portion	4,483	2,847
Minority interests subject to exchange contracts and/or put options	95	121
Other minority interests	7,123	3,388
Stockholders’ equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 20,853,463 and 20,725,713 shares issued and 17,895,832 and 17,775,284 shares outstanding, respectively	179	177
Treasury stock – 2,957,631 and 2,950,429 shares at cost, respectively	(3,072)	(2,866)
Additional paid-in capital	85,404	81,983
Retained earnings	94,310	64,077
Total stockholders’ equity	176,821	143,371
Total liabilities and stockholders’ equity	$243,400	$174,985

LHC GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (dollars in thousands, except share and per share data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Net service revenue	$111,542	$81,245	$383,296	$298,031
Cost of service revenue	53,289	41,447	186,849	150,759
Gross margin	58,253	39,798	196,447	147,272
Provision for bad debts	1,304	6,139	11,771	12,248
General and administrative expenses	36,235	26,552	124,390	96,365
Operating income	20,714	7,107	60,286	38,659
Interest expense	(113)	(103)	(469)	(376)
Gain (loss) on the sale of assets and entities	624	–	967	(108)
Non-operating income (loss)	(67)	118	473	1,181
Income from continuing operations before income taxes and minority interest allocations	21,158	7,122	61,257	39,356
Income tax expense	6,215	1,901	18,728	12,147
Minority interest	4,089	1,657	11,799	5,984
Income from continuing operations	10,854	3,564	30,730	21,225
Loss from discontinued operations (net of income tax benefit (expense) of $(51), $204, $110 and $239, respectively)	(357)	(824)	(528)	(1,667)
Gain on sale of discontinued operations (net of income taxes of $20 in the three months and year ended December 31, 2007)	–	–	–	31
Net income	10,497	2,740	30,202	19,589
Redeemable minority interests	(5)	(20)	31	193
Net income available to common stockholders	$10,492	$2,720	$30,233	$19,782

Earnings per share — basic and diluted:
Income from continuing operations	$0.60	$0.20	$1.72	$1.19
Loss from discontinued operations, net	(0.02)	(0.05)	(0.03)	(0.09)
Net income	0.58	0.15	1.69	1.10
Redeemable minority interests	–	–	–	0.01
Net income available to common shareholders	$0.58	$0.15	$1.69	$1.11

Weighted average shares outstanding:
Basic	17,891,426	17,773,616	17,855,634	17,760,432
Diluted	17,993,815	17,802,795	17,899,087	17,827,444

LHC GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in thousands) (unaudited)

	Year Ended December 31,
	2008	2007
Operating activities
Net income	$30,202	$19,589
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,740	3,026
Provision for bad debts	12,463	13,817
Stock-based compensation expense	1,935	1,187
Minority interest in earnings of subsidiaries	11,676	5,312
Deferred income taxes	462	129
Gain on sale of assets	(967)	–
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(597)	(31,109)
Prepaid expenses and other assets	4,155	(1,446)
Accounts payable and accrued expenses	20,549	1,570
Net amounts due governmental entities	1,886	(61)
Net cash provided by operating activities	85,504	12,014

Investing activities
Purchases of property, building, and equipment	(8,550)	(3,346)
Proceeds from sale of property and equipment	3,094	–
Purchase of certificate of deposit	(522)	–
Cost of acquisitions, primarily goodwill, intangible assets and patient accounts receivable	(69,898)	(28,935)
Net cash used in investing activities	(75,876)	(32,281)

Financing activities
Proceeds from line of credit	32,850	–
Payments on line of credit	(32,850)	–
Proceeds from debt issuance	5,050	–
Principal payments on debt	(3,339)	(199)
Payment of deferred financing fees	(75)	–
Payments on capital leases	(101)	(207)
Excess tax benefits from vesting of restricted stock	91	104
Proceeds from issuance of common stock under ESPP	493	419
Minority interest distributions, net	(9,391)	(5,572)
Net cash used in financing activities	(7,272)	(5,455)
Change in cash	2,356	(25,722)
Cash at beginning of period	1,155	26,877
Cash at end of period	$3,511	$1,155

Supplemental disclosures of cash flow information
Interest paid	$456	$376
Income taxes paid	$8,937	$12,052

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (dollars in thousands) (unaudited)

	Three Months Ended December 31, 2008			Year Ended December 31, 2008
	Home- Based Services	Facility- Based Services	Total	Home- Based Services	Facility- Based Services	Total

Net service revenue	$96,745	$14,797	$111,542	$326,041	$57,255	$383,296
Cost of service revenue	45,231	8,058	53,289	154,376	32,473	186,849
Provision for bad debts	1,118	186	1,304	10,208	1,563	11,771
General and administrative expenses	32,409	3,826	36,235	109,917	14,473	124,390
Operating income	17,987	2,727	20,714	51,540	8,746	60,286
Interest expense	(101)	(12)	(113)	(377)	(92)	(469)
Non-operating income	543	14	557	1,246	194	1,440
Income from continuing operations before income taxes and minority interest	18,429	2,729	21,158	52,409	8,848	61,257
Minority interest	3,748	341	4,089	10,219	1,580	11,799
Income from continuing operations before income taxes	14,681	2,388	17,069	42,190	7,268	49,458
Total assets	$220,822	$22,578	$243,400	$220,822	$22,578	$243,400

	Three Months Ended December 31, 2007			Year Ended December 31, 2007
	Home- Based Services	Facility- Based Services	Total	Home- Based Services	Facility- Based Services	Total

Net service revenue	$67,832	$13,413	$81,245	$244,107	$53,924	$298,031
Cost of service revenue	33,205	8,242	41,447	116,962	33,797	150,759
Provision for bad debts	5,390	749	6,139	9,426	2,822	12,248
General and administrative expenses	22,774	3,778	26,552	80,595	15,770	96,365
Operating income	6,463	644	7,107	37,124	1,535	38,659
Interest expense	(70)	(33)	(103)	(250)	(126)	(376)
Non-operating income	84	34	118	746	327	1,073
Income from continuing operations before income taxes and minority interest	6,477	645	7,122	37,620	1,736	39,356
Minority interest	1,504	153	1,657	5,177	807	5,984
Income from continuing operations before income taxes	4,973	492	5,465	32,443	929	33,372
Total assets	$151,540	$23,445	$174,985	$151,540	$23,445	$174,985

LHC GROUP, INC. AND SUBSIDIARIES SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Key Data:
Home-Based Services:
Home Health locations	206	144	206	144
Hospice locations	19	9	19	9
Acquired (1)	35	4	63	25
De novo (1)	11	3	20	17
Total new admissions	15,462	11,080	56,630	43,736
Medicare new admissions	11,402	8,099	41,711	30,751
Average weekly census	24,675	17,914	21,519	16,635
Average Medicare weekly census	19,987	13,734	17,355	12,560
Medicare completed episodes	32,268	22,339	117,447	79,662
Average Medicare case mix for completed Medicare episodes	1.28	1.35	1.26	1.35
Average reimbursement per completed Medicare episodes	$2,429	$2,395	$2,235	$2,399
Total visits	616,018	469,086	2,176,635	1,787,186
Total Medicare visits	484,527	346,528	1,686,857	1,307,084
Average visits per completed Medicare episodes	15.0	15.5	14.4	16.4
Organic growth (2):
Net revenue	19.6%	13.1%	18.5%	35.9%
Net Medicare revenue	22.5%	16.8%	21.9%	36.0%
Total new admissions	11.4%	4.4%	9.4%	37.9%
Medicare new admissions	12.3%	9.0%	13.8%	35.3%
Average weekly census	15.1%	11.2%	5.6%	12.3%
Average Medicare weekly census	23.0%	14.0%	14.5%	13.5%
Medicare completed episodes	28.6%	33.2%	34.4%	43.5%

Facility-Based Services:
Patient days	11,928	11,489	46,190	45,818
Patient acuity mix	0.9978	0.9586	0.9876	0.9513
_____________________________________
(1) Inclusive of both home health and hospice agencies
(2) Organic growth is calculated as the sum of same store plus denovo for the period divided by the total from the same period in the prior year.

LHCG-E

CONTACT:
LHC Group, Inc.
Eric Elliott, Vice President of Investor Relations
337-233-1307
eric.elliott@lhcgroup.com